                                                                    EXHIBIT 23.1

                               ENGINEER'S CONSENT

We consent to incorporation by reference in the Registration Statements (No. 333-32214 and No. 333-85553) on Form S-8, and the Registration Statement (No. 333-85211) on Form S-3 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

                                             LAROCHE PETROLEUM CONSULTANTS, LTD.

                                             By: /s/ William M. Kazmann
                                                 ----------------------
                                                     Partner


March 28, 2000


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